Exhibit 99.1
Feb. 22, 2010
DTE Energy 2009 earnings solid despite economy
~ Cost control a key driver of utilities’ performance
~ Company provides 2010 operating earnings guidance of $3.35 to $3.75 per share
DETROIT — DTE Energy (NYSE:DTE) today reported 2009 earnings of $532 million, or $3.24 per diluted share, compared with $546 million, or $3.34 per diluted share in 2008. Reported earnings in 2008 included $0.50 per diluted share related to the sale of a portion of the company’s Barnett Shale natural gas property.
2009 operating earnings were $543 million, or $3.30 per diluted share, compared with 2008 operating earnings of $471 million, or $2.89 per diluted share. Operating earnings exclude certain non-recurring items and discontinued operations. Reconciliations of reported to operating earnings for both the quarter ended and 12 months ended Dec. 31, 2009 and 2008, are at the end of this news release.
“I’m proud to report that our employees all pulled together during the recession this past year to not only produce solid earnings results, but also sharply improve our operational and reliability metrics,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “However, while our continuous improvement program and one-time cost savings helped to preserve our financial health, neither of our utilities earned their authorized return. Our non-utility businesses also overcame the weak economy to deliver solid earnings and maintain their growth momentum.
“Our 2009 performance enables DTE Energy to continue to be a leader in Michigan’s economic rebound. During 2010 our focus on continuous improvement will allow us to efficiently invest capital to meet renewable and environmental regulations. These investments will be a catalyst for bringing new jobs to Michigan while ensuring clean, reliable and affordable energy for our customers.”
For the fourth quarter of 2009, DTE Energy had reported earnings of $120 million, or $0.72 per diluted share, compared with $129 million, or $0.79 per diluted share in 2008. Operating earnings for the fourth quarter 2009 were $120 million, or $0.72 per diluted share, compared with $142 million, or $0.87 per diluted share in 2008. The operating earnings per share reduction is primarily a result of lower sales volumes at Detroit Edison due to economy and weather coupled with the timing of maintenance activities and higher benefit expenses.
Operating earnings for 2009, by segment:
Electric Utility: Operating earnings for Detroit Edison were $2.30 per diluted share versus $2.03 in 2008. The increase in operating earnings was driven by rate increases and operation and maintenance (O&M) cost reductions, partially offset by lower sales volumes due to a weaker economy, cooler weather and higher benefit expenses.
Gas Utility: MichCon had operating earnings of $0.49 per diluted share compared with $0.55 per diluted share in 2008. The year-over-year variance is primarily due to higher gas theft and customer conservation, partially offset by lower O&M.
Gas Storage and Pipelines: (Name changed from Gas Midstream) Operating earnings were $0.30 per diluted share compared with 2008 operating earnings of $0.23 per diluted share. The increase in earnings is due to increased storage capacity and higher storage rates as well as Millennium pipeline being placed in service in December 2008.

Unconventional Gas Production: This segment had an operating loss of $0.05 per diluted share compared with operating earnings of $0.05 in 2008. Lower natural gas prices primarily drove the earnings loss in 2009.
Power and Industrial Projects: Power and Industrial Projects operating earnings were $0.22 per diluted share versus 2008 operating earnings of $0.26 per diluted share primarily due to lower coke sales resulting from the downturn in the steel industry in the first half of 2009.
Energy Trading: Operating earnings for this segment were $0.46 per diluted share in 2009 compared with $0.27 per diluted share in 2008. The primary driver of this increase in earnings was higher realized gains in gas trading in 2009.
Corporate and Other: This segment had an operating loss of $0.42 per diluted share versus the operating loss of $0.50 in 2008. The year-over-year variance is driven primarily by one-time tax savings in 2009, partially offset by contributions to the DTE Energy Foundation and a realignment of employee benefit costs from MichCon to Corporate and Other.
2010 Guidance
DTE Energy announced 2010 operating earnings guidance of $3.35 to $3.75 per diluted share.
“Thanks to the success we had last year in strengthening our balance sheet metrics, DTE Energy enters 2010 on very solid footing with the financial flexibility to fund future growth,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “We are focused on using our strong continuous improvement capabilities to further improve our operations and sharply step-up our customer satisfaction.
“We continue to target long-term average annual operating EPS growth of 5 percent to 6 percent while providing an attractive dividend to shareholders.”
Conference call and webcast information
This earnings announcement, as well as a package of supplemental financial information, will be available on the company’s website at dteenergy.com/investors.
DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9 a.m. EST Tuesday, Feb. 23, to discuss year-end earnings results. Investors, the news media and the public may listen to a live internet broadcast of the meeting at dteenergy.com/investors. The telephone dial-in numbers for investors are (877) 723-9519 or (719) 325-4871. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from noon, Feb. 23 to March 11. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 1692594.
A package of slides with supplemental information will be available and archived on the company’s website at www.dteenergy.com/investors.
DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.2 million customers in Michigan and other non-utility, energy businesses focused on gas storage and pipelines, power and industrial projects, energy trading and unconventional gas production. Information about DTE Energy is available at www.dteenergy.com.
Use of Operating Earnings Information — In this release, DTE Energy discusses 2010 operating earnings guidance. It is likely that certain items that impact the company’s 2010 reported results will be excluded from operating results. Reconciliations to the comparable 2010 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
Many factors may impact forward-looking statements including, but not limited to, the following: the length and severity of ongoing economic decline resulting in lower demand, customer conservation and increased thefts of electricity and gas; changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; economic climate and population growth or decline in the geographic areas where we do business; high levels of uncollectible accounts receivable; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that include or could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, a carbon tax or cap and trade structure and ash landfill regulations; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; the uncertainties of successful exploration of gas shale resources and challenges in estimating gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; the availability, cost, coverage and terms of insurance and stability of insurance providers; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and binding arbitration, litigation and related appeals. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2008 Forms 10-K and 2009 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.
For further information, members of the media may contact:
Scott Simons, (313) 235-8808
Len Singer, (313) 235-8809
Analysts — for further information:
Dan Miner, (313) 235-5525
Lisa Muschong, (313) 235-8505

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in Millions, Except per Share Amounts)	2009	2008	2009	2008
Operating Revenues	$2,121	$2,170	$8,014	$9,329

Operating Expenses
Fuel, purchased power and gas	846	974	3,118	4,306
Operation and maintenance	632	613	2,372	2,694
Depreciation, depletion and amortization	282	224	1,020	901
Taxes other than income	71	75	275	304
Gain on sale of non-utility assets	—	—	—	(128)
Other asset (gains) and losses, reserves and impairments, net	(17)	(18)	(20)	(11)

	1,814	1,868	6,765	8,066

Operating Income	307	302	1,249	1,263

Other (Income) and Deductions
Interest expense	136	132	545	503
Interest income	(2)	(6)	(19)	(19)
Other income	(28)	(30)	(102)	(104)
Other expenses	26	19	43	64

	132	115	467	444

Income Before Income Taxes	175	187	782	819

Income Tax Provision	54	57	247	288

Income from Continuing Operations	121	130	535	531

Discontinued Operations Income, net of tax	—	—	—	22

Net Income	121	130	535	553

Less: Net Income Attributable to the Noncontrolling Interests From
Continuing operations	1	1	3	5
Discontinued operations	—	—	—	2

	1	1	3	7

Net Income Attributable to DTE Energy Company	$120	$129	$532	$546

Basic Earnings per Common Share
Income from continuing operations	$0.72	$0.79	$3.24	$3.22
Discontinued operations	—	—	—	0.12

Total	$0.72	$0.79	$3.24	$3.34

Diluted Earnings per Common Share
Income from continuing operations	$0.72	$0.79	$3.24	$3.22
Discontinued operations	—	—	—	0.12

Total	$0.72	$0.79	$3.24	$3.34

Weighted Average Common Shares Outstanding
Basic	165	162	164	163
Diluted	165	162	164	163

Dividends Declared per Common Share	$0.53	$0.53	$2.12	$2.12

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31
	2009				2008
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$70	$—		$70	$80	$—		$80

Gas Utility	57	(13	) A	57	52	1	C	53
		13	B

Non-utility Operations
Gas Storage and Pipelines	12	—		12	11	—		11

Unconventional Gas Production	(3)	—		(3)	(5)	5	D	—

Power and Industrial Projects	23	—		23	10	—		10

Energy Trading	2	—		2	6	—		6

Total Non-utility operations	34	—		34	22	5		27

Corporate and Other	(41)	—		(41)	(25)	7	E	(18)

Income from Continuing Operations	120	—		120	129	13		142

Discontinued Operations	—	—		—	—	—		—

Net Income Attributable to DTE Energy Company	$120	$—		$120	$129	$13		$142

Adjustments key

A)	Gain on sale of MichCon natural gas gathering and treating assets

B)	Amortization of goodwill associated with MichCon natural gas gathering and treating assets sale

C)	Costs to achieve savings from Performance Excellence Process

D)	Impairment charge for Barnett leases

E)	Residual hedge impact from Antrim sale

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended December 31
	2009				2008
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.42	$—		$0.42	$0.49	$—		$0.49

Gas Utility	0.35	(0.08	) A	0.35	0.32	0.01	C	0.33
		0.08	B

Non-utility Operations
Gas Storage and Pipelines	0.07	—		0.07	0.07	—		0.07

Unconventional Gas Production	(0.02)	—		(0.02)	(0.03)	0.03	D	—

Power and Industrial Projects	0.14	—		0.14	0.06	—		0.06

Energy Trading	0.01	—		0.01	0.03	—		0.03

Total Non-utility operations	0.20	—		0.20	0.13	0.03		0.16

Corporate and Other	(0.25)	—		(0.25)	(0.15)	0.04	E	(0.11)

Income from Continuing Operations	0.72	—		0.72	0.79	0.08		0.87

Discontinued Operations	—	—		—	—	—		—

Net Income Attributable to DTE Energy Company	$0.72	$—		$0.72	$0.79	$0.08		$0.87

Adjustments key

A)	Gain on sale of MichCon natural gas gathering and treating assets

B)	Amortization of goodwill associated with MichCon natural gas gathering and treating assets sale

C)	Costs to achieve savings from Performance Excellence Process

D)	Impairment charge for Barnett leases

E)	Residual hedge impact from Antrim sale

DTE Energy Company
Segment Net Income (Unaudited)

	Twelve Months Ended December 31
	2009				2008
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$376	$4	F	$380	$331	$—		$331

Gas Utility	80	(13	) A	80	85	4	C	89
		13	B

Non-utility Operations
Gas Storage and Pipelines	49	—		49	38	—		38

Unconventional Gas Production	(9)	—		(9)	84	(81	) H	8
						5	D

Power and Industrial Projects	31	1	F	35	40	1	C	41
		3	G

Energy Trading	75	—		75	42	1	C	43

Total Non-utility operations	146	4		150	204	(74)		130

Corporate and Other	(70)	3	E	(67)	(94)	13	E	(79)
						2	I

Income from Continuing Operations	532	11		543	526	(55)		471

Discontinued Operations	—	—		—	20	(20	) J	—

Net Income Attributable to DTE Energy Company	$532	$11		$543	$546	$(75)		$471

Adjustments key

A)	Gain on sale of MichCon natural gas gathering and treating assets

B)	Amortization of goodwill associated with MichCon natural gas gathering and treating assets sale

C)	Costs to achieve savings from Performance Excellence Process

D)	Impairment charge for Barnett leases

E)	Residual hedge impact from Antrim sale

F)	Chrysler accounts receivable bad debt reserve

G)	General Motors accounts receivable bad debt reserve

H)	Gain on sale of Barnett core

I)	Residual impact from Crete sale

J)	Results relating to discontinuance of synfuel operations

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Twelve Months Ended December 31
	2009				2008
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$2.28	$0.02	F	$2.30	$2.03	$—		$2.03

Gas Utility	0.49	(0.08	) A	0.49	0.52	0.03	C	0.55
		0.08	B

Non-utility Operations
Gas Storage and Pipelines	0.30	—		0.30	0.23	—		0.23

Unconventional Gas Production	(0.05)	—		(0.05)	0.52	(0.50	) H	0.05
						0.03	D

Power and Industrial Projects	0.19	0.01	F	0.22	0.25	0.01	C	0.26
		0.02	G

Energy Trading	0.46	—		0.46	0.26	0.01	C	0.27

Total Non-utility operations	0.90	0.03		0.93	1.26	(0.45)		0.81

Corporate and Other	(0.43)	0.01	E	(0.42)	(0.59)	0.08	E	(0.50)
						0.01	I

Income from Continuing Operations	3.24	0.06		3.30	3.22	(0.33)		2.89

Discontinued Operations	—	—		—	0.12	(0.12	) J	—

Net Income Attributable to DTE Energy Company	$3.24	$0.06		$3.30	$3.34	$(0.45)		$2.89

Adjustments key

A)	Gain on sale of MichCon natural gas gathering and treating assets

B)	Amortization of goodwill associated with MichCon natural gas gathering and treating assets sale

C)	Costs to achieve savings from Performance Excellence Process

D)	Impairment charge for Barnett leases

E)	Residual hedge impact from Antrim sale

F)	Chrysler accounts receivable bad debt reserve

G)	General Motors accounts receivable bad debt reserve

H)	Gain on sale of Barnett core

I)	Residual impact from Crete sale

J)	Results relating to discontinuance of synfuel operations